EXHIBIT   10.1

October 2, 2000


BY FACSIMILE - (804) 978-2512

Mr. Paul K. Suijk
Senior Vice President/CFO
Comdial Corporation
1180 Seminole Trail
Charlottesville, Virginia  22901-2829

Re:     Conditional Waiver
	------------------

Dear Paul:

As you know, Bank of America, N.A. (the "Bank") and Comdial Corporation ("Comdial") are parties to the Credit Agreement dated October 22, 1998 between Comdial and the Bank (the "Credit Agreement"). As you also know, the Bank has issued three letters to Comdial concerning a default under the Credit Agreement, namely a letter dated July 26, 2000, a letter dated August 28, 2000, and a letter dated September 15, 2000 (such letters, collectively, the "Letters"). Each of the Letters stated that Comdial is in default under the Credit Agreement because Comdial's Funded Debt to EBITDA Ratio (as defined in Section 8.2 of the Credit Agreement) exceeded 3.0 to 1 as of June 30, 2000. In addition, Comdial anticipates that its financial statements for its third fiscal quarter will show that it is in default under Section 8.3 of the Credit Agreement because its EBITDA to Interest Expense Ratio (as defined in Section 8.3 of the Credit Agreement) for such fiscal quarter will be less than 3.0 to 1 (such defaults under Sections 8.2 and 8.3 of the Credit Agreement hereinafter referred to as the "Financial Covenant Defaults").

The Bank hereby waives each of the Financial Covenant Defaults on the express condition that Comdial and each of the Guarantors (as defined in the Credit Agreement) agree to each of the following seven (7) terms and conditions (this waiver shall be hereinafter referred to as the "Conditional Waiver").

First, that the following three modifications are hereby made to the Credit Agreement and the Note (as defined in the Credit Agreement): (1) the definition of the term "Revolving Credit Commitment" as used in the Credit Agreement is hereby deleted in its entirety and the following definition is inserted in its place and stead: ""Revolving Credit Commitment" means Forty Million Dollars ($40,000,000), as such commitment may be reduced from time to time pursuant to Section 2.2."; (2) the Note (as defined in the Credit Agreement) shall, commencing on October 2, 2000 and continuing until the Note is paid in full, bear interest at a rate equal to the LIBOR Daily Floating Rate (as defined in the Credit Agreement) plus three percent (3%) per annum, with such rate to be reset on each day on which there is a change in the LIBOR Daily Floating Rate; provided, however, that the Bank reserves the right, upon the termination of the Conditional Waiver for any reason, to increase the interest rate charged on the Note to the Default Rate (as defined in the Credit Agreement); and (3) the definition of the term "Revolving Credit Termination Date" as used in the

Credit Agreement is hereby deleted in its entirety and the following definition is inserted in its place and stead: ""Revolving Credit Termination Date" means the earlier to occur of (i) March 31, 2002, and (ii) the date on which the Revolving Credit Commitment is terminated pursuant to Section 2.2 or Section 10."

Second, that Comdial and the Guarantors hereby acknowledge and agree that, as of October 2, 2000, the outstanding principal balance of the Note is $38,346,872.57, the accrued but unpaid interest on the Note is $242,585.84, attorneys' fees, costs and other expenses have accrued under the Loan Documents, and such fees, costs and expenses are due and payable.

Third, that Comdial and the Guarantors hereby acknowledge and agree that each of the Financial Covenant Defaults has occurred and therefore an Event of Default (as defined in the Credit Agreement) has occurred, and, but for the Conditional Waiver, the Bank has the present right to exercise the rights and remedies set forth in Section 10 of the Credit Agreement.

Fourth, that no later than November 3, 2000 Comdial and the Guarantors hereby agree to execute and deliver an amended and restated credit agreement and all collateral and other documents related thereto (including without limitation a complete release of any and all claims that Comdial or any of the Guarantors has or may have against the Bank and a covenant not to sue the Bank) which evidence the new terms and conditions that govern the indebtedness arising under or in connection with the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), which terms and conditions shall be substantially in accordance with the terms and conditions described in the term sheet attached to the July 26, 2000 Letter.

Fifth, that Comdial and the Guarantors hereby acknowledge and agree that the Conditional Waiver only waives, on the terms and conditions contained in this letter, the Financial Covenant Defaults, that the Bank has not waived any other Default (as defined in the Credit Agreement) or Event of Default under the Credit Agreement, and that the Conditional Waiver does not imply or in any way obligate the Bank to waive any other Defaults or Events of Default that may now exist or may hereafter exist or occur under the Credit Agreement.

Sixth, that Comdial and the Guarantors hereby acknowledge and agree that, except as expressly modified hereby, the Conditional Waiver does not affect or impair any of the Bank's rights or remedies under the Credit Agreement or any of the other Loan Documents.

Seventh, that Comdial and the Guarantors hereby acknowledge and agree that, except as expressly modified hereby, all existing terms and conditions in the Credit Agreement and all of the other Loan Documents are, and shall remain, in full force and effect, and that the Bank expressly reserves all of its rights and remedies thereunder.

Comdial and the Guarantors hereby acknowledge and agree that Comdial's or any of the Guarantor's failure to comply with any of the seven terms or conditions of the Conditional Waiver shall make the Conditional Waiver immediately void and of no force or effect.

Please have Comdial and the Guarantors acknowledge their agreement to and their acceptance of the terms of the Conditional Waiver by signing below in the spaces provided, and returning the original of this letter to me by October 4, 2000.

Sincerely,

Robert E. Clinage, II
---------------------
Robert E. Clinage, II
Vice President

By signing under seal below, each of Comdial and each of the Guarantors hereby agrees to the terms and conditions of the Conditional Waiver:

COMDIAL CORPORATION
By:   Paul K. Suijk (SEAL)                            Date:  10/3/00
      -------------
      Paul K. Suijk
Its:  Senior VP & CFO

COMDIAL TELECOMMUNICATIONS, INC.
By:   Paul K. Suijk (SEAL)                            Date:  10/3/00
      -------------
      Paul K. Suijk
Its:  Senior VP & CFO

COMDIAL BUSINESS COMMUNICATIONS CORPORATION
By:   Paul K. Suijk (SEAL)                            Date:  10/3/00
      -------------
      Paul K. Suijk
Its:  Senior VP & CFO

COMDIAL ENTERPRISE SYSTEMS, INC.
By:   Paul K. Suijk (SEAL)                            Date:  10/3/00
      -------------
      Paul K. Suijk
Its:  Senior VP & CFO

KEY VOICE TECHNOLOGIES, INC.
By:   Paul K. Suijk (SEAL)                            Date:  10/3/00
      -------------
      Paul K. Suijk
Its:  Senior VP & CFO

AURORA SYSTEMS, INC.
By:   Paul K. Suijk (SEAL)                            Date:  10/3/00
      -------------
      Paul K. Suijk
Its:  Senior VP & CFO

ARRAY TELECOM CORPORATION
By:   Paul K. Suijk (SEAL)                            Date:  10/3/00
      -------------
      Paul K. Suijk
Its:  Senior VP & CFO

AMERICAN PHONE CENTERS, INC.
By:   Paul K. Suijk (SEAL)                            Date:  10/3/00
      -------------
      Paul K. Suijk
Its:  Senior VP & CFO

COMDIAL TELECOMMUNICATIONS INTERNATIONAL, INC.
By:   Paul K. Suijk (SEAL)                            Date:  10/3/00
      -------------
      Paul K. Suijk
Its:  Senior VP & CFO